Exhibit 99.1

CITIZENS INDEPENDENT BANCORP

AND

THE CITIZENS BANK OF LOGAN

SHAREHOLDERS’ ANNUAL MEETING

MAY 5, 2016

Forward Looking Statements

When used in this presentation, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “plan to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CITIZENS INDEPENDENT BANCORP

Year Over Year Pretax Net Income
($000's)

	2015	2014

Net Interest Income	$6,947	$6,819

Net Income Before Tax	$886	$979

THE CITIZENS BANK OF LOGAN

CITIZENS LOGAN vs OHIO PEERS

Selected Performance Ratios

NAME	CITY	Assets	Earning Asset Yield	Cost of Funds	Net Interest Margin	Noncurr Assets +ORE to Assets	Noncurr. Loans to Loans	Loan to Deposit	Core Leverage Capital
Ohio Peers
$100 million - $300 million
December 31, 2015 *	Average	170,016	4.12	0.48	3.64	1.08	1.46	82.00	12.46
	Median	152,976	4.10	0.46	3.55	0.73	0.88	81.90	10.58

Citizens Bank of Logan	12/31/13	201,191	4.75	0.79	3.96	4.95	5.30	76.80	6.04
	12/31/14	199,725	4.54	0.64	3.91	4.41	5.29	79.70	8.11
	12/31/15	181,615	4.69	0.51	4.18	0.87	0.91	90.50	8.23
	03/31/16	177,411	4.96	0.44	4.53	0.51	0.62	92.60	8.67

3

THE CITIZENS BANK OF LOGAN

SEVERAL WAYS TO LOOK AT OUR LOAN HISTORY

Nonperforming Loans
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
12/31/2013
12/31/2014
12/31/2015
3/31/2016

Classified Loans
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
12/31/2013
12/31/2014
12/31/2015
3/31/2016

Criticized Loans
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
12/31/2013
12/31/2014
12/31/2015
3/31/2016

Performing vs Nonperforming Loans at 12/31/2014
5.3%
94.7%
Nonperforming Loans
Performing Loans

Performing vs Nonperforming Loans at 12/31/2015
0.9%
99.1%
Nonperforming Loans
Performing Loans

Classified vs Non-Classified Loans at 12/31/2014
6.6%
93.4%
Classified Loans
Non-Classified Loans

Classified vs Non-Classified Loans at 12/31/2015
5.1%
94.9%
Classified Loans
Non-Classified Loans

Criticized vs Non-Criticized Loans at 12/31/2014
10.3%
89.7%
Criticized Loans
Non-Criticized Loans

Criticized vs Non-Criticized Loans at 12/31/2015
6.2%
93.8%
Criticized Loans
Non-Criticized Loans

4

THE CITIZENS BANK OF LOGAN

A HISTORY OF OUR LOAN QUALITY

	12/31/13	06/30/14	12/31/14	06/30/15	12/31/15	03/31/16
Nonperforming Loans	$7,788,344	$7,864,446	$7,729,408	$1,765,783	$ 1,349,954	$ 908,276
Classified Loans	$8,600,169	$8,717,321	$9,725,106	$6,130,992	$ 7,606,092	$ 6,653,400
Criticized Loans	$23,627,542	$18,119,064	$15,154,407	$9,828,158	$ 9,248,078	$ 7,799,990

Nonperforming Loan - a loan that is in default or close to being in default.

Classified Loan - a loan that is in danger of default, but not yet at the nonperforming level. Classified loans have unpaid interest and principal outstanding, and it is unclear whether the bank will be able to recoup the loan proceeds from the borrower.

Criticized Loan - a loan with payments in arrears and for which payment is considered uncertain. Criticized loans include classified loans.

Texas Ratio

	12/31/13	06/30/14	12/31/14	06/30/15	12/31/15	03/31/16
Citizens Bank of Logan	61.9	48.4	45.3	11.9	9.7	5.4
Peer Group	11.4	10.2	12.2	10.4	9.3

Texas Ratio is Non-performing Assets + OREO divided by Loan Loss Reserve + Equity

Texas ratio is a measure of a bank's credit troubles. The higher the Texas ratio, the more severe the credit troubles.

5

CITIZENS INDEDPENDENT BANCORP

The Holding Company Has Debts to Pay

Where we were last year

December 31, 2014

Principal	Rate	Maturity
$ 5,000,000	8.00%	12/29/15 Note AB
485,132	4.25%	06/25/19 Note S
662,370	4.75%	11/21/19 Note M
$ 6,147,502

Annual Interest Expense:       $ 455,548

Where we are now

December 31, 2015

Principal	Rate	Maturity
384,695	4.25%	06/25/19 Note S
539,844	4.75%	11/21/19 Note M
$ 1,644,547	6.00%	08/04/21 Note B
$ 2,569,086

Annual Interest Expense:       $ 334,442

Where we plan to be

December 31, 2016

Principal	Rate	Maturity
280,242	4.25%	06/25/19 Note S
411,337	4.75%	11/21/19 Note M
$ -	6.00%	08/04/21 Note B
$ 691,579

Estimated Annual Interest Expense:       $ 59,811

6

COST SAVINGS INITIATIVES HELP DRIVE PROFITABILITY

ESTIMATED TWELVE MONTH SAVINGS OF CURRENT INITIATIVES

$145,000	Renegotiated the IMG contract under which Citizens Bank was "The Bank of the Bobcats". The Bank was never able to fully utilize the benefits of this arrangement. Current management renegotiated the terms of the contract, saving the bank over $12,000 per month through the life of the contract.
$150,000	Balances of OREO properties, those properties securing loans which the bank has foreclosed and plans to sell in satisfaction of unpaid loans, have fallen from $2.8 million at the end of 2012 to a level of $0 at March 31, 2016. The drop in these OREO properties, accompanied by the improved asset quality, leads to an estimated savings in legal expenses of $150,000 per year.
$430,000	Branch utilization and profitability studies have indicated the Bank could no longer afford to support the Walmart Athens and Nelsonville branches. The Walmart Athens branch was closed in September of last year and the Nelsonville branch is scheduled to close in July of this year. Additional analysis has shown that the Walmart Logan and Mall branches can be replaced by a new, high efficiency, branch at the Rt. 664 roundabout. Cost savings related to these initiatives are substantial.
$170,000	We anticipate future savings in accounting and legal fees. The improved health of the Bank has resulted in lower insurance premiums. An extensive employee training and education program will allow Bank employees to perform several tasks currently done by outside consultants.

7

CITIZENS INDEPENDENT BANCORP

History of the Main Office
1969	Main Office Building Constructed
1992	Expansion Added to Back of Building
1992 – 2015	Minimal Dollars Spent on Building Improvements
2015 – 2016	Main Office Refurbished and Upgraded

Our Offices Must Convey the Proper Image

$ 205,812	Cost of Upgrades and Improvements to Date

Accounting Rules Lessen the Financial Impact of Upgrades and Improvements

$ 1,157.12	Monthly Depreciation Expense
$ 750.00	AEP Estimated Electric Savings Due to LED Lighting
$ 407.12	Net Monthly Expense

8